Exhibit 99.1

MeiraGTx Announces $80 Million Private Placement of Ordinary Shares

LONDON and NEW YORK, February 27, 2019 (GLOBE NEWSWIRE) — MeiraGTx Holdings plc (NASDAQ:MGTX), a vertically integrated, clinical stage gene therapy company, today announced that it has agreed to sell approximately 5.8 million ordinary shares at a price of $13.80 per share. MeiraGTx anticipates aggregate gross proceeds from the private placement will be approximately $80 million. The Company intends to use the proceeds from this private placement to continue to advance its pipeline of innovative gene therapy assets through clinical development, as well as for general purposes.

The financing was led by JJDC, Inc., the investment arm of Johnson & Johnson, which made a $40 million equity investment in the Company through the private placement. Other participants included Perceptive Advisors, OrbiMed Advisors, and 683 Capital Management. The private placement is expected to close on or about March 1, 2019, subject to customary closing conditions.

Evercore ISI and Chardan acted as co-lead placement agents in this transaction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

These securities are being sold in a private placement and have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities Exchange Commission or an applicable exemption from such registration requirements.

About MeiraGTx

MeiraGTx (NASDAQ:MGTX) is a vertically integrated, clinical stage gene therapy company with five programs in clinical development and a broad pipeline of preclinical and research programs. MeiraGTx has core capabilities in viral vector design and optimization and gene therapy manufacturing, as well as a potentially transformative gene regulation technology. Led by an experienced management team, MeiraGTx has taken a portfolio approach by licensing, acquiring and developing technologies that give depth across both product candidates and indications. MeiraGTx’s initial focus is on three distinct areas of unmet medical need: inherited retinal diseases, neurodegenerative diseases and severe forms of xerostomia and xerophthalmia. Though initially focusing on the eye, central nervous system and salivary gland, MeiraGTx intends to expand its focus in the future to develop additional gene therapy treatments for patients suffering from a range of serious diseases.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the consummation of the private placement and expected use of proceeds, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our incurrence of significant losses; any inability to achieve or maintain profitability, acquire additional capital, identify additional and develop existing product candidates, continue operating as a going concern, successfully execute strategic priorities, bring product candidates to market, build-out the manufacturing facility and processes, successfully enroll patients in and complete clinical trials, accurately predict growth assumptions, recognize benefits of any orphan drug designations, retain key personnel or attract qualified employees, or incur expected levels of operating expenses; failure of early data to predict eventual outcomes; failure to obtain FDA or other regulatory approval for product candidates within expected time frames or at all; the novel nature and impact of negative public opinion of gene therapy; failure to comply with ongoing regulatory obligations; contamination or shortage of raw materials; changes in healthcare laws; risks associated with our international operations; significant competition in the pharmaceutical and biotechnology industries; dependence on third parties; risks related to intellectual property; litigation risks; and the other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts

Investors:

MeiraGTx

Elizabeth Broder

(646) 860-7983

Investors@meiragtx.com

or

Media:

W2O pure

Christiana Pascale

(212) 267-6722

cpascale@purecommunications.com